Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, D. Kyle Cerminara, Chief Executive Officer of Ballantyne Strong, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2017 (the “Report”).

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 2nd day of April, 2018.

/s/ D. KYLE CERMINARA
D. Kyle Cerminara
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Ballantyne Strong, Inc. and will be retained by Ballantyne Strong, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.